Exhibit 4.8

SECOND SUPPLEMENTAL INDENTURE
dated as of July 21, 2017
among
GAMESTOP CORP.,
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

__________________________

5.50%
Senior Notes due
2019

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of July 21, 2017, among GAMESTOP CORP., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS
WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into that certain Indenture, dated as of September 24, 2014 (the “Indenture”), relating to the Company’s 5.50% Senior Notes due 2019 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause Domestic Restricted Subsidiaries to provide Subsidiary Guarantees on the Notes;

WHEREAS, the Capital Stock of Kongregate Inc. (“Kongregate”) has been disposed of by the Issuer in accordance with the terms of the Indenture and, pursuant to Sections 4.16(b) and 11.04 of the Indenture, Kongregate may be released as a Subsidiary Guarantor under the Indenture and Kongregate’s Subsidiary Guarantee of the Notes may be terminated and of no further force and effect.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

Section 2. Effective July 21, 2017, Kongregate is no longer a Subsidiary Guarantor and has been released of its obligations under the Indenture.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GAMESTOP CORP., as Issuer

By:	/s/ SCOTT DRAKE
Name: Scott Drake
Title: Treasurer

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATIONS,
as Trustee

By:	/s/ JACK ELLERIN
Name: Jack Ellerin
Title: Vice President

[Signature Page to Supplemental Indenture]